      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 11, 2001

                                                      REGISTRATION NO. 333-34824

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                 POST-EFFECTIVE

                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                           NEXTEL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                      DELAWARE                               36-3939651
          (State or other jurisdiction of                 (I.R.S. Employer
           incorporation or organization)              Identification Number)

                            2001 EDMUND HALLEY DRIVE
                             RESTON, VIRGINIA 20191
                                 (703) 433-4000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------

                            LEONARD J. KENNEDY, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           NEXTEL COMMUNICATIONS, INC.
                            2001 EDMUND HALLEY DRIVE
                             RESTON, VIRGINIA 20191
                                 (703) 433-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                                   Copies to:

                              LISA A. STATER, ESQ.
                           JONES, DAY, REAVIS & POGUE
                               3500 SUNTRUST PLAZA
                              303 PEACHTREE STREET
                           ATLANTA, GEORGIA 30308-3242
                                 (404) 521-3939

Approximate date of commencement of proposed sale to the public: From time to time following the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           --------------------------


        This post-effective amendment also relates to the registrant's earlier registration statement on Form S-3 (file no. 333-88971).

   Deregistration of 4 3/4% Convertible Senior Notes due 2007 and Common Stock

        Nextel Communications, Inc. hereby amends its registration statement on Form S-3 (Registration No. 333-34824), filed with the Securities and Exchange Commission on April 14, 2000 and as amended by Amendment No. 1, filed with the Commission on April 26, 2000 (the "Registration Statement"), by deregistering the following:

        - $42,585,000 in principal amount of its 4 3/4% convertible senior notes due 2007;

        - 20,048,414 shares of its common stock issuable upon conversion of the notes; and

        -       5,000 additional shares of its common stock.

        These notes and shares consist of all the registered notes and shares that were not transferred pursuant to the registration statement.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment no. 1 on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, in the Commonwealth of Virginia, on July 10, 2001.

                                   Nextel Communications, Inc.

                                   By: /s/ Leonard J. Kennedy
                                       ---------------------------------
                                       Senior Vice President and General Counsel


        Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated:

                    NAME                                          TITLE                                            DATE
                    ----                                          -----                                            ----
                     *                                   Chairman of the Board and
-----------------------------------------------          Director
William E. Conway, Jr.

   /s/ Timothy M. Donahue                                President, Chief Executive                             July 10, 2001
-----------------------------------------------          Officer and Director (Principal
Timothy M. Donahue                                       Executive Officer)

  /s/ John S. Brittain, Jr.                              Vice President, Chief Financial                        July 10, 2001
-----------------------------------------------          Officer and Treasurer (Principal
John S. Brittain, Jr.                                    Financial Officer)

                     *                                   Vice President and Controller
-----------------------------------------------          (Principal Accounting Officer)
William G. Arendt

                     *                                   Vice Chairman of the Board and
-----------------------------------------------          Director
Morgan E. O'Brien

                     *                                   Director
-----------------------------------------------
Keith J. Bane

                     *                                   Director
-----------------------------------------------
Daniel F. Akerson

                     *                                   Director
-----------------------------------------------
Frank M. Drendel

                     *                                   Director
-----------------------------------------------
Craig O. McCaw

                     *                                   Director
-----------------------------------------------
Dennis M. Weibling

                     *                                   Director
-----------------------------------------------
Janet Hill

                                                         Director
-----------------------------------------------
William E. Kennard



  /s/ Timothy M. Donahue                                 *Attorney-in-fact                                      July 10, 2001
-----------------------------------------------
Timothy M. Donahue